UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 11, 2004

NEW CENTURY FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22633	33-0683629
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18400 Von Karman Avenue, Suite 1000, Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 440-7030

Former name or former address, if changed since last report: N/A

ITEM 5. OTHER EVENTS

Credit Facilities

On August 11, 2004, New Century Mortgage Corporation, a wholly-owned subsidiary of New Century Financial Corporation, and NC Capital Corporation, a wholly-owned subsidiary of New Century Mortgage, entered into a letter agreement with CDC Mortgage Capital Inc. which extends the expiration date of the credit facility with CDC from August 15, 2004 until August 30, 2004. This letter agreement is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

ITEM 7. EXHIBITS

(c)	Exhibits.

Exhibit No.	Description of Exhibit
10.1	Letter Agreement, dated as of August 11, 2004, among New Century Mortgage Corporation, NC Capital Corporation and CDC Mortgage Capital Inc.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW CENTURY FINANCIAL CORPORATION

August 16, 2004	By:	/s/ ROBERT K. COLE
Robert K. Cole
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Letter Agreement, dated as of August 11, 2004, among New Century Mortgage Corporation, NC Capital Corporation and CDC Mortgage Capital Inc.